Exhibit 99.1

Cathay General Bancorp Announces Fourth Quarter and Full Year 2022 Results

LOS ANGELES--(BUSINESS WIRE)--January 25, 2023--Cathay General Bancorp (the “Company”, “we”, “us”, or “our”) (Nasdaq: CATY), the holding company for Cathay Bank, today announced its unaudited financial results for the quarter and year ended December 31, 2022. The Company reported net income of $97.6 million, or $1.33 per share, for the fourth quarter of 2022, and net income of $360.6 million, or $4.83 per share, for the year ended December 31, 2022.

FINANCIAL PERFORMANCE

	Three months ended			Year ended December 31,
(unaudited)	December 31, 2022	September 30, 2022	December 31, 2021	2022	2021
Net income	$97.6 million	$99.0 million	$75.3 million	$360.6 million	$298.3 million
Basic earnings per common share	$1.33	$1.34*	$0.98	$4.85	$3.81
Diluted earnings per common share	$1.33	$1.33*	$0.98	$4.83	$3.80
Return on average assets	1.77%	1.81%	1.48%	1.69%	1.52%
Return on average total stockholders' equity	15.73%	15.94%	12.12%	14.70%	12.11%
Efficiency ratio	37.97%	36.35%	41.77%	38.38%	43.92%

*Net income per common share previously reported for the third quarter of 2022 has been corrected. The correction decreased basic and diluted net income per common share by $.01 and $.02, respectively.

HIGHLIGHTS

  Record net income of $360.6 million and EPS of $4.83 per share in 2022.
  Quarterly earnings per share increased 35.7% compared to same quarter in 2021.
  Total loans increased $1.4 billion, or 8.3%, excluding HSBC purchased loans of $550.5 million, in 2022.

“Net interest income for the quarter increased by 29.8% compared to the same quarter last year primarily as a result of loan growth and the higher level of interest rates. During 2022, we repurchased 3,227,465 shares at an average cost of $43.79 per share, for a total of $141.3 million,” commented Chang M. Liu, President and Chief Executive Officer of the Company.

FOURTH QUARTER INCOME STATEMENT REVIEW

Net income for the quarter ended December 31, 2022, was $97.6 million, an increase of $22.3 million, or 29.6%, compared to net income of $75.3 million for the same quarter a year ago. Diluted earnings per share for the quarter ended December 31, 2022, increased by 35.7%, or $1.33 per share, compared to $0.98 per share for the same quarter a year ago.

Net interest income before provision for credit losses

Net interest income before provision for credit losses increased $46.3 million, or 29.8%, to $201.8 million during the fourth quarter of 2022, compared to $155.5 million during the same quarter a year ago. The increase was due primarily to an increase in interest income from loans and securities which was partially offset by an increase in interest expense from deposits.

The net interest margin was 3.87% for the fourth quarter of 2022 compared to 3.23% for the fourth quarter of 2021 and 3.83% for the third quarter of 2022.

For the fourth quarter of 2022, the yield on average interest-earning assets was 5.06%, the cost of funds on average interest-bearing liabilities was 1.66%, and the cost of average interest-bearing deposits was 1.59%. In comparison, for the fourth quarter of 2021, the yield on average interest-earning assets was 3.52%, the cost of funds on average interest-bearing liabilities was 0.41%, and the cost of average interest-bearing deposits was 0.37%. The increase in the yield on average interest-bearing liabilities resulted mainly from higher interest rates on deposits driven by the higher repricing of maturing time deposits in the fourth quarter. The increase in the yield on average interest-earning assets resulted mainly from higher interest rates on loans due to the increasing rate environment.

The net interest spread, defined as the difference between the yield on average interest-earning assets and the cost of funds on average interest-bearing liabilities, was 3.40% for the quarter ended December 31, 2022, compared to 3.11% for the same quarter a year ago.

Provision/(reversal) for credit losses

The Company recorded a provision for credit losses of $1.4 million in the fourth quarter of 2022 compared to $2.0 million in the third quarter of 2022 and $3.5 million in the fourth quarter of 2021. As of December 31, 2022, the allowance for loan losses decreased by $2.3 million to $146.5 million, or 0.80% of gross loans, compared to $148.8 million, or 0.82% of gross loans as of September 30, 2022.

The following table sets forth the charge-offs and recoveries for the periods indicated:

	Three months ended			Year ended December 31,
	December 31, 2022	September 30, 2022	December 31, 2021	2022	2021
	(In thousands) (Unaudited)
Charge-offs:
Commercial loans	$860	$2,091	$552	$3,222	$20,051
Real estate loans (1)	2,131	137	—	2,268	3
Total charge-offs	2,991	2,228	552	5,490	20,054
Recoveries:
Commercial loans	356	1,576	160	2,465	1,706
Construction loans	—	—	—	6	76
Real estate loans (1)	99	95	104	434	661
Total recoveries	455	1,671	264	2,905	2,443
Net charge-offs/(recoveries)	$2,536	$557	$288	$2,585	$17,611

(1) Real estate loans include commercial mortgage loans, residential mortgage loans, equity lines and installment & other loans.

Non-interest income

Non-interest income, which includes revenues from depository service fees, letters of credit commissions, securities gains (losses), wire transfer fees, and other sources of fee income, was $12.1 million for the fourth quarter of 2022, a decrease of $7.7 million, or 38.9%, compared to $19.8 million for the fourth quarter of 2021. The decrease was primarily due to an increase of $3.2 million in loss on equity securities, a decrease of $3.1 million in gain on distribution from venture capital investments, and a decrease of $1.7 million in derivative fees, when compared to the same quarter a year ago.

Non-interest expense

Non-interest expense increased $8.0 million, or 10.9%, to $81.2 million in the fourth quarter of 2022 compared to $73.2 million in the same quarter a year ago. The increase in non-interest expense in the fourth quarter of 2022 was primarily due to an increase of $3.8 million in amortization expense of investments in low-income housing and alternative energy partnerships, an increase of $1.2 million in salaries and employee benefits and an increase of $1.0 million in amortization of core deposit intangibles, when compared to the fourth quarter of 2021. The efficiency ratio, defined as non-interest expense divided by the sum of net interest income before provision for loan losses plus non-interest income, was 38.0% in the fourth quarter of 2022 compared to 41.8% for the same quarter a year ago.

Income taxes

The effective tax rate for the fourth quarter of 2022 was 25.7% compared to 23.6% for the fourth quarter of 2021. The effective tax rate includes the impact of alternative energy investments and low-income housing tax credits.

BALANCE SHEET REVIEW

Gross loans were $18.3 billion as of December 31, 2022, an increase of $2.0 billion, or 12.3%, from $16.3 billion as of December 31, 2021. The increase was primarily due to increases of $1.1 billion, or 25.6%, in residential mortgage loans, which included $548.3 million from the acquisition of certain HSBC West Coast branches, $650.4 million, or 8.0%, in commercial mortgage loans, $336.4 million, or 11.3%, in commercial loans, offset by a decrease of $94.9 million, or 22.6%, in home equity loans and $51.7 million, or 8.5%, in real estate construction loans. For the fourth quarter of 2022, gross loans, increased by $147.2 million, or 3.6% annualized.

The loan balances and composition as of December 31, 2022, compared to September 30, 2022 and December 31, 2021, are presented below:

	December 31, 2022	September 30, 2022	December 31, 2021
	(In thousands) (Unaudited)
Commercial loans	$3,316,187	$3,361,523	$2,891,914
Paycheck protection program loans	2,591	5,914	90,485
Residential mortgage loans	5,252,952	5,130,650	4,182,006
Commercial mortgage loans	8,793,685	8,677,733	8,143,272
Equity lines	324,548	350,448	419,487
Real estate construction loans	559,372	573,421	611,031
Installment and other loans	4,689	7,114	4,284
Gross loans	$18,254,024	$18,106,803	$16,342,479

Allowance for loan losses	(146,485)	(148,817)	(136,157)
Unamortized deferred loan fees	(6,641)	(6,936)	(4,321)
Total loans, net	$18,100,898	$17,951,050	$16,202,001

Total deposits were $18.5 billion as of December 31, 2022, an increase of $446.4 million, or 2.5%, from $18.1 billion as of December 31, 2021.

The deposit balances and composition as of December 31, 2022, compared to September 30, 2022 and December 31, 2021, are presented below:

	December 31, 2022	September 30, 2022	December 31, 2021
	(In thousands) (Unaudited)
Non-interest-bearing demand deposits	$4,168,989	$4,398,152	$4,492,054
NOW deposits	2,509,736	2,570,036	2,522,442
Money market deposits	3,812,724	4,935,266	4,611,579
Savings deposits	1,000,460	1,128,823	915,515
Time deposits	7,013,370	5,543,474	5,517,252
Total deposits	$18,505,279	$18,575,751	$18,058,842

ASSET QUALITY REVIEW

As of December 31, 2022, total non-accrual loans were $68.9 million, an increase of $3.0 million, or 4.6%, from $65.8 million as of December 31, 2021, and an increase of $729 thousand, or 1.1%, from $68.1 million as of September 30, 2022.

The allowance for loan losses was $146.5 million and the allowance for off-balance sheet unfunded credit commitments was $8.7 million as of December 31, 2022. The allowances represent the amount estimated by management to be appropriate to absorb credit losses inherent in the loan portfolio, including unfunded credit commitments. The allowance for loan losses represented 0.80% of period-end gross loans, and 182.12% of non-performing loans as of December 31, 2022. The comparable ratios were 0.83% of period-end gross loans, and 202.36% of non-performing loans as of December 31, 2021.

The changes in non-performing assets and troubled debt restructurings as of December 31, 2022, compared to December 31, 2021 and September 30, 2022, are presented below:

(Dollars in thousands) (Unaudited)	December 31, 2022	December 31, 2021	% Change	September 30, 2022	% Change
Non-performing assets
Accruing loans past due 90 days or more	$11,580	$1,439	705	$3,172	265
Non-accrual loans:
Construction loans	—	—	—	—	—
Commercial mortgage loans	34,096	38,173	(11)	26,911	27
Commercial loans	25,772	16,558	56	26,604	(3)
Residential mortgage loans	8,978	11,115	(19)	14,601	(39)
Installment and other loans	8	—	—	9	(11)
Total non-accrual loans:	$68,854	$65,846	5	$68,125	1
Total non-performing loans	80,434	67,285	20	71,297	13
Other real estate owned	4,067	4,368	(7)	4,067	—
Total non-performing assets	$84,501	$71,653	18	$75,364	12
Accruing troubled debt restructurings (TDRs)	$15,145	$12,837	18	$15,208	(0)

Allowance for loan losses	$146,485	$136,157	8	$148,817	(2)
Total gross loans outstanding, at period-end	$18,254,024	$16,342,479	12	$18,106,803	1

Allowance for loan losses to non-performing loans, at period-end	182.12%	202.36%		208.73%
Allowance for loan losses to gross loans, at period-end	0.80%	0.83%		0.82%

The ratio of non-performing assets to total assets was 0.4% as of December 31, 2022, compared to 0.3% as of December 31, 2021. Total non-performing assets increased $12.8 million, or 17.9%, to $84.5 million as of December 31, 2022, compared to $71.7 million as of December 31, 2021, primarily due to an increase of $10.1 million, or 704.7%, in accruing loans past due 90 days or more and an increase of $3.0 million, or 4.6%, in non-accrual loans.

CAPITAL ADEQUACY REVIEW

As of December 31, 2022, the Company’s Tier 1 risk-based capital ratio of 12.19%, total risk-based capital ratio of 13.71%, and Tier 1 leverage capital ratio of 10.08%, calculated under the Basel III capital rules, continue to place the Company in the “well capitalized” category for regulatory purposes, which is defined as institutions with a Tier 1 risk-based capital ratio equal to or greater than 8%, a total risk-based capital ratio equal to or greater than 10%, and a Tier 1 leverage capital ratio equal to or greater than 5%. As of December 31, 2021, the Company’s Tier 1 risk-based capital ratio was 12.80%, total risk-based capital ratio was 14.41%, and Tier 1 leverage capital ratio was 10.40%.

FULL YEAR REVIEW

Net income for the year ended December 31, 2022, was $360.6 million, an increase of $62.3 million, or 20.9%, compared to net income of $298.3 million for the year ended December 31, 2021. Diluted earnings per share for the year ended December 31, 2022 was $4.83 compared to $3.80 per share for the year ended December 31, 2021. The net interest margin for the year ended December 31, 2022 was 3.63% compared to 3.22% for the year ended December 31, 2021.

Return on average stockholders’ equity was 14.70% and return on average assets was 1.69% for the year ended December 31, 2022, compared to a return on average stockholders’ equity of 12.11% and a return on average assets of 1.52% for the year ended December 31, 2021. The efficiency ratio for the year ended December 31, 2022, was 38.38% compared to 43.92% for the year ended December 31, 2021.

CONFERENCE CALL

Cathay General Bancorp will host a conference call to discuss its fourth quarter and year-end 2022 financial results this afternoon, Wednesday, January 25, 2023, at 3:00 p.m., Pacific Time. Analysts and investors may dial in and participate in the question-and-answer session. To access the call, please dial 1-833-816-1377 and enter Conference ID 10174540. The presentation accompanying this call and access to the live webcast is available on our site at www.cathaygeneralbancorp.com and a replay of the webcast will be archived for one year within 24 hours after the event.

ABOUT CATHAY GENERAL BANCORP

Cathay General Bancorp is a publicly traded company (Nasdaq: CATY) and is the holding company for Cathay Bank, a California state-chartered bank. Founded in 1962, Cathay Bank offers a wide range of financial services and currently operate over 60 branches across the United States in California, New York, Washington, Texas, Illinois, Massachusetts, Maryland, Nevada, and New Jersey. Overseas, it has a branch outlet in Hong Kong, and a representative office in Beijing, Shanghai, and Taipei. To learn more about Cathay Bank, please visit www.cathaybank.com. Cathay General Bancorp’s website is at www.cathaygeneralbancorp.com. Information set forth on such websites are not incorporated into this press release.

FORWARD-LOOKING STATEMENTS

Statements made in this press release, other than statements of historical fact, are forward-looking statements within the meaning of the applicable provisions of the Private Securities Litigation Reform Act of 1995 regarding management’s beliefs, projections, and assumptions concerning future results and events. These forward-looking statements may include, but are not limited to, such words as “aims,” “anticipates,” “believes,” “can,” “continue,” “could,” “estimates,” “expects,” “hopes,” “intends,” “may,” “plans,” “projects,” “predicts,” “potential,” “possible,” “optimistic,” “seeks,” “shall,” “should,” “will,” and variations of these words and similar expressions. Forward-looking statements are based on estimates, beliefs, projections, and assumptions of management and are not guarantees of future performance. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from our historical experience and our present expectations or projections. Such risks and uncertainties and other factors include, but are not limited to, adverse developments or conditions related to or arising from local, regional, national and international business, market and economic conditions and events (such as the COVID-19 pandemic) and the impact they may have on us, our customers and our operations, assets and liabilities; possible additional provisions for loan losses and charge-offs; credit risks of lending activities and deterioration in asset or credit quality; extensive laws and regulations and supervision that we are subject to including potential future supervisory action by bank supervisory authorities; increased costs of compliance and other risks associated with changes in regulation including the implementation of the Dodd-Frank Wall Street Reform and Consumer Protection Act; higher capital requirements from the implementation of the Basel III capital standards; compliance with the Bank Secrecy Act and other money laundering statutes and regulations; potential goodwill impairment; liquidity risk; fluctuations in interest rates; risks associated with acquisitions and the expansion of our business into new markets; inflation and deflation; real estate market conditions and the value of real estate collateral; our ability to generate anticipated returns on our investments and financings, including in tax-advantaged projects; environmental liabilities; our ability to compete with larger competitors; our ability to retain key personnel; successful management of reputational risk; natural disasters, public health crises (such as the COVID-19 pandemic) and geopolitical events; general economic or business conditions in Asia, and other regions where Cathay Bank has operations; failures, interruptions, or security breaches of our information systems; our ability to adapt our systems to technological changes; risk management processes and strategies; adverse results in legal proceedings; certain provisions in our charter and bylaws that may affect acquisition of the Company; changes in accounting standards or tax laws and regulations; market disruption and volatility; restrictions on dividends and other distributions by laws and regulations and by our regulators and our capital structure; issuance of preferred stock; successfully raising additional capital, if needed, and the resulting dilution of interests of holders of our common stock; the soundness of other financial institutions; and general competitive, economic political, and market conditions and fluctuations.

These and other factors are further described in Cathay General Bancorp’s Annual Report on Form 10-K for the year ended December 31, 2021 (Item 1A in particular), other reports filed with the Securities and Exchange Commission (“SEC”), and other filings Cathay General Bancorp makes with the SEC from time to time. Actual results in any future period may also vary from the past results discussed in this press release. Given these risks and uncertainties, readers are cautioned not to place undue reliance on any forward-looking statements. Any forward-looking statement speaks only as of the date on which it is made, and, except as required by law, we undertake no obligation to update or review any forward-looking statement to reflect circumstances, developments or events occurring after the date on which the statement is made or to reflect the occurrence of unanticipated events.

CATHAY GENERAL BANCORP CONSOLIDATED FINANCIAL HIGHLIGHTS (Unaudited)

	Three months ended			Year ended December 31,
(Dollars in thousands, except per share data)	December 31, 2022	September 30, 2022	December 31, 2021	2022	2021

FINANCIAL PERFORMANCE
Net interest income before (reversal)/provision for credit losses	$201,814	$197,529	$155,452	$733,697	$597,755
Provision/(reversal) for credit losses	1,400	2,000	3,500	14,543	(16,008)
Net interest income after (reversal)/provision for credit losses	200,414	195,529	151,952	719,154	613,763
Non-interest income	12,088	9,876	19,804	56,814	54,603
Non-interest expense	81,224	75,388	73,197	303,432	286,523
Income before income tax expense	131,278	130,017	98,559	472,536	381,843
Income tax expense	33,677	30,982	23,234	111,894	83,539
Net income	$97,601	$99,035	$75,325	$360,642	$298,304

Net income per common share
Basic	$1.33	$1.34 *	$0.98	$4.85	$3.81
Diluted	$1.33	$1.33 *	$0.98	$4.83	$3.80

Cash dividends paid per common share	$0.34	$0.34	$0.34	$1.36	$1.27

SELECTED RATIOS
Return on average assets	1.77%	1.81%	1.48%	1.69%	1.52%
Return on average total stockholders’ equity	15.73%	15.94%	12.12%	14.70%	12.11%
Efficiency ratio	37.97%	36.35%	41.77%	38.38%	43.92%
Dividend payout ratio	25.45%	25.30%	34.50%	27.99%	33.30%

YIELD ANALYSIS (Fully taxable equivalent)
Total interest-earning assets	5.06%	4.38%	3.52%	4.21%	3.59%
Total interest-bearing liabilities	1.66%	0.78%	0.41%	0.82%	0.52%
Net interest spread	3.40%	3.60%	3.11%	3.39%	3.07%
Net interest margin	3.87%	3.83%	3.23%	3.63%	3.22%

CAPITAL RATIOS	December 31, 2022	September 30, 2022	December 31, 2021
Tier 1 risk-based capital ratio	12.19%	12.06%	12.80%
Total risk-based capital ratio	13.71%	13.59%	14.41%
Tier 1 leverage capital ratio	10.08%	10.02%	10.40%
	.		.	.

*Net income per common share previously reported for the third quarter of 2022 has been corrected. The correction decreased basic and diluted net income per common share by $.01 and $.02, respectively.

CATHAY GENERAL BANCORP CONDENSED CONSOLIDATED BALANCE SHEETS (Unaudited)

(In thousands, except share and per share data)	December 31, 2022	September 30, 2022	December 31, 2021

Assets
Cash and due from banks	$195,440	$200,051	$134,141
Short-term investments and interest bearing deposits	958,731	1,063,294	2,315,563
Securities available-for-sale (amortized cost of $1,622,173 at December 31, 2022, $1,577,311 at September 30, 2022 and $1,126,867 at December 31, 2021)
	1,473,348	1,414,411	1,127,309
Loans	18,254,024	18,106,803	16,342,479
Less: Allowance for loan losses	(146,485)	(148,817)	(136,157)
Unamortized deferred loan fees, net	(6,641)	(6,936)	(4,321)
Loans, net	18,100,898	17,951,050	16,202,001
Equity securities	22,158	23,123	22,319
Federal Home Loan Bank stock	17,250	17,250	17,250
Other real estate owned, net	4,067	4,067	4,368
Affordable housing investments and alternative energy partnerships, net	327,128	325,439	299,211
Premises and equipment, net	94,776	96,419	99,402
Customers’ liability on acceptances	2,372	6,899	8,112
Accrued interest receivable	82,428	71,177	56,994
Goodwill	375,696	375,696	372,189
Other intangible assets, net	5,757	6,948	4,627
Right-of-use assets- operating leases	29,627	30,679	27,834
Other assets	296,077	303,628	195,403
Total assets	$21,985,753	$21,890,131	$20,886,723

Liabilities and Stockholders’ Equity
Deposits
Non-interest-bearing demand deposits	$4,168,989	$4,398,152	$4,492,054
Interest-bearing deposits:
NOW deposits	2,509,736	2,570,036	2,522,442
Money market deposits	3,812,724	4,935,266	4,611,579
Savings deposits	1,000,460	1,128,823	915,515
Time deposits	7,013,370	5,543,474	5,517,252
Total deposits	18,505,279	18,575,751	18,058,842

Advances from the Federal Home Loan Bank	485,000	360,000	20,000
Other borrowings for affordable housing investments	22,600	22,651	23,145
Long-term debt	119,136	119,136	119,136
Acceptances outstanding	2,372	6,899	8,112
Lease liabilities - operating leases	32,518	33,931	30,694
Other liabilities	344,808	352,204	180,543
Total liabilities	19,511,713	19,470,572	18,440,472
Stockholders' equity	2,474,040	2,419,559	2,446,251
Total liabilities and equity	$21,985,753	$21,890,131	$20,886,723

Book value per common share	$34.01	$32.96	$32.29
Number of common shares outstanding	72,742,151	73,411,960	75,750,862

CATHAY GENERAL BANCORP CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)

	Three months ended				Year ended December 31,
	December 31, 2022	September 30, 2022		December 31, 2021	2022	2021
	(In thousands, except share and per share data)
INTEREST AND DIVIDEND INCOME
Loan receivable, including loan fees	$243,324	$211,541		$164,062	$801,981	$649,224
Investment securities	10,181	7,483		4,188	28,240	14,151
Federal Home Loan Bank stock	329	258		261	1,103	991
Deposits with banks	9,954	6,732		678	19,957	2,145
Total interest and dividend income	263,788	226,014		169,189	851,281	666,511

INTEREST EXPENSE
Time deposits	34,352	10,218		7,179	56,354	40,542
Other deposits	23,048	13,871		4,957	48,942	21,259
Advances from Federal Home Loan Bank	2,484	2,941		146	5,880	1,182
Long-term debt	1,228	1,455		1,455	5,546	5,773
Short-term borrowings	862	—		—	862	—
Total interest expense	61,974	28,485		13,737	117,584	68,756

Net interest income before (reversal)/provision for credit losses	201,814	197,529		155,452	733,697	597,755
Provision/(reversal) for credit losses	1,400	2,000		3,500	14,543	(16,008)
Net interest income after (reversal)/provision for credit losses	200,414	195,529		151,952	719,154	613,763

NON-INTEREST INCOME
Net (losses)/gains from equity securities	(966)	(3,661)		2,202	392	(1,426)
Securities gains, net	—	—		—	—	853
Letters of credit commissions	1,584	1,609		1,867	6,351	7,103
Depository service fees	1,530	1,690		1,477	6,523	5,584
Wealth management fees	3,942	4,184		3,982	16,436	15,056
Other operating income	5,998	6,054		10,276	27,112	27,433
Total non-interest income	12,088	9,876		19,804	56,814	54,603

NON-INTEREST EXPENSE
Salaries and employee benefits	35,093	34,677		33,878	142,546	132,795
Occupancy expense	5,658	5,975		5,176	22,808	20,318
Computer and equipment expense	3,842	3,509		3,456	13,604	13,549
Professional services expense	7,529	6,337		6,968	28,267	23,666
Data processing service expense	3,368	3,484		3,185	13,181	13,607
FDIC and State assessments	2,038	2,003		1,937	8,037	7,132
Marketing expense	2,171	2,005		1,643	6,863	6,913
Other real estate owned expense/(income)	34	55		146	127	343
Amortization of investments in low income housing and alternative energy partnerships	14,594	11,949		10,784	42,065	45,447
Amortization of core deposit intangibles	1,168	250		172	1,892	687
Cost associated with debt redemption	—	—		—	—	732
Acquisition, integration and reorganization costs	—	59		949	4,086	1,425
Other operating expense	5,729	5,085		4,903	19,956	19,909
Total non-interest expense	81,224	75,388		73,197	303,432	286,523

Income before income tax expense	131,278	130,017		98,559	472,536	381,843
Income tax expense	33,677	30,982		23,234	111,894	83,539
Net income	$97,601	$99,035		$75,325	$360,642	$298,304
Net income per common share:
Basic	$1.33	$1.34	*	$0.98	$4.85	$3.81
Diluted	$1.33	$1.33	*	$0.98	$4.83	$3.80

Cash dividends paid per common share	$0.34	$0.34		$0.34	$1.36	$1.27
Basic average common shares outstanding	73,130,500	73,956,052	*	76,566,481	74,337,265	78,268,369
Diluted average common shares outstanding	73,467,401	74,242,052	*	76,914,817	74,664,735	78,570,638

*Net income per common share, basic and diluted average shares outstanding previously reported for the third quarter of 2022 has been corrected. The correction decreased basic and diluted net income per common share by $.01 and $.02, respectively and increased basic and diluted average common shares by 797,956 shares.

CATHAY GENERAL BANCORP AVERAGE BALANCES – SELECTED CONSOLIDATED FINANCIAL INFORMATION (Unaudited)

	Three months ended
(In thousands)	December 31, 2022		September 30, 2022		December 31, 2021
Interest-earning assets	Average Balance	Average Yield/Rate (1)	Average Balance	Average Yield/Rate (1)	Average Balance	Average Yield/Rate (1)
Loans (1)	$18,117,692	5.33%	$17,923,495	4.68%	$16,130,896	4.04%
Taxable investment securities	1,493,472	2.70%	1,364,013	2.18%	1,152,596	1.44%
FHLB stock	17,250	7.57%	18,756	5.46%	17,250	6.00%
Deposits with banks	1,052,161	3.75%	1,178,261	2.27%	1,779,275	0.15%
Total interest-earning assets	$20,680,575	5.06%	$20,484,525	4.38%	$19,080,017	3.52%

Interest-bearing liabilities
Interest-bearing demand deposits	$2,514,877	0.78%	$2,508,526	0.30%	$2,217,341	0.08%
Money market deposits	4,350,804	1.63%	5,153,566	0.90%	4,393,816	0.39%
Savings deposits	1,064,019	0.09%	1,151,126	0.07%	932,678	0.08%
Time deposits	6,403,334	2.13%	5,013,213	0.81%	5,604,073	0.51%
Total interest-bearing deposits	$14,333,034	1.59%	$13,826,431	0.69%	$13,147,908	0.37%
Other borrowed funds	358,840	3.70%	498,234	2.34%	43,186	1.34%
Long-term debt	119,136	4.09%	119,136	4.85%	119,136	4.85%
Total interest-bearing liabilities	14,811,010	1.66%	14,443,801	0.78%	13,310,230	0.41%

Non-interest-bearing demand deposits	4,337,065		4,456,214		4,162,906

Total deposits and other borrowed funds	$19,148,075		$18,900,015		$17,473,136

Total average assets	$21,917,339		$21,658,860		$20,176,429
Total average equity	$2,461,524		$2,465,192		$2,466,363

	Year ended
(In thousands)	December 31, 2022		December 31, 2021
Interest-earning assets	Average Balance	Average Yield/Rate (1)	Average Balance	Average Yield/Rate (1)
Loans (1)	$17,631,943	4.55%	$15,827,550	4.10%
Taxable investment securities	1,321,346	2.14%	1,046,187	1.35%
FHLB stock	17,629	6.26%	17,250	5.74%
Deposits with banks	1,261,833	1.58%	1,649,564	0.13%
Total interest-earning assets	$20,232,751	4.21%	$18,540,551	3.59%

Interest-bearing liabilities
Interest-bearing demand deposits	$2,471,256	0.33%	$2,047,177	0.11%
Money market deposits	4,902,357	0.81%	4,034,246	0.45%
Savings deposits	1,118,967	0.08%	897,663	0.09%
Time deposits	5,398,808	1.04%	5,979,191	0.68%
Total interest-bearing deposits	$13,891,388	0.76%	$12,958,277	0.48%
Other borrowed funds	247,276	2.73%	75,516	1.57%
Long-term debt	119,136	4.66%	119,136	4.85%
Total interest-bearing liabilities	14,257,800	0.82%	13,152,929	0.52%

Non-interest-bearing demand deposits	4,386,526		3,751,626
Total deposits and other borrowed funds	$18,644,326		$16,904,555

Total average assets	$21,383,739		$19,591,537
Total average equity	$2,453,391		$2,463,021

(1) Yields and interest earned include net loan fees. Non-accrual loans are included in the average balance.

CATHAY GENERAL BANCORP
GAAP to NON-GAAP RECONCILIATION
SELECTED CONSOLIDATED FINANCIAL INFORMATION
(Unaudited)

The Company uses certain non-GAAP financial measures to provide supplemental information regarding the Company’s performance. Tangible equity and tangible equity to tangible assets ratio are non-GAAP financial measures. Tangible equity and tangible assets represent stockholders’ equity and total assets, respectively, which have been reduced by goodwill and other intangible assets. Given that the use of such measures and ratios is more prevalent in the banking industry, and such measures and ratios are used by banking regulators and analysts, the Company has included them below for discussion.

(In thousands, except share and per share data)		December 31, 2022	September 30, 2022	December 31, 2021

Stockholders' equity	(a)	$2,474,040	$2,419,559	$2,446,251
Less: Goodwill		(375,696)	(375,696)	(372,189)
Other intangible assets (1)		(5,757)	(6,948)	(4,627)
Tangible equity	(b)	$2,092,587	$2,036,915	$2,069,435

Total assets	(c)	$21,985,753	$21,890,131	$20,886,723
Less: Goodwill		(375,696)	(375,696)	(372,189)
Other intangible assets (1)		(5,757)	(6,948)	(4,627)
Tangible assets	(d)	$21,604,300	$21,507,487	$20,509,907

Number of common shares outstanding	(e)	72,742,151	73,411,960	75,750,862

Total stockholders' equity to total assets ratio	(a)/(c)	11.25%	11.05%	11.71%
Tangible equity to tangible assets ratio	(b)/(d)	9.69%	9.47%	10.09%
Tangible book value per share	(b)/(e)	$28.77	$27.75	$27.32

		Three Months Ended			Twelve Months Ended
(In thousands, except share and per share data)		December 31, 2022	September 30, 2022	December 31, 2021	December 31, 2022	December 31, 2021
Net Income		$97,601	$99,035	$75,325	$360,642	$298,304
Add: Amortization of other intangibles		1,191	250	203	2,007	828
Tax effect of amortization adjustments (2)		(353)	(74)	(60)	(595)	(246)
Tangible net income	(f)	$98,439	$99,211	$75,468	$362,054	$298,886

Return on tangible common equity (3)	(f)/(b)	18.82%	19.48%	14.59%	17.30%	14.44%

(1) Includes core deposit intangibles and mortgage servicing
(2) Applied the statutory rate of 29.65%.
(3) Annualized

Contacts

Heng W. Chen
(626) 279-3652